Registration No. 333-______


     As Filed with the Securities and Exchange Commission on June 12, 1997
    =======================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------


                             HEILIG-MEYERS COMPANY
               (Exact name of issuer as specified in its charter)

         VIRGINIA                                              54-0558861
(State of incorporation)                                    (I.R.S. Employer
                                                            Identification No.)

               2235 Staples Mill Road, Richmond, Virginia  23230
          (Address of principal executive offices, including zip code)


                             HEILIG-MEYERS COMPANY
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)


            Paige H. Wilson, Vice President, Treasurer and Secretary
                             Heilig-Meyers Company
                2235 Staples Mill Road, Richmond, Virginia 23230
                                 (804) 359-9171
           (Name, address, and telephone number of agent for service)
                            -----------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================
  TITLE OF          AMOUNT        PROPOSED         PROPOSED     AMOUNT OF
SECURITIES TO        TO BE         MAXIMUM         MAXIMUM     REGISTRATION
BE REGISTERED      REGISTERED      OFFERING        AGGREGATE       FEE
                                  PRICE PER        OFFERING
                                    SHARE           PRICE
================================================================================

Common Stock,       1,000,000     $16.8125(1)    $16,812,500     $5,095
par value            shares
$2.00

Rights to Purchase  1,000,000     (2)              (2)           (2)
Preferred Stock,
Series A, par
value $10.00
--------------------------------------------------------------------------------


     (1)Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 9, 1997.

     (2)The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock of the Company. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. No fee is required pursuant to Section 6(b) of the Securities Act of 1933 and 17 C.F.R. ss.230.236.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The purpose of this Registration Statement is to register 1,000,000 additional shares of Common Stock, $2.00 par value, ("Common Stock"), of Heilig-Meyers Company (the "Company") upon the exercise of stock options granted or to be granted pursuant to the Heilig-Meyers Company 1994 Stock Option Plan. The Registrant hereby incorporates by reference all information included in its Form S-8 Registration Statement No. 33-54261 filed with the Commission on June 24, 1994, which should be read in conjunction with the information contained herein.

Item 8.  Exhibits

         See Index to Exhibits.



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                               POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints William C. DeRusha and Troy A. Peery, Jr., or any of them, his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 30, 1997.

                                                    HEILIG-MEYERS COMPANY
                                                      Registrant


                                                    By: /s/ William C. DeRusha
                                                        ----------------------
                                                        William C. DeRusha,
                                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                        Title                          Date
  ---------                        -----                          ----

/s/ William C. DeRusha             Chairman of the                May 30, 1997
----------------------             Board, Chief
William C. DeRusha                 Executive Officer,
                                   and Director (Principal
                                   Executive Officer)



/s/ Troy A. Peery, Jr.             President,                     May 30, 1997
--------------------------         Chief Operating
Troy A. Peery, Jr.                 Officer, and Director



/s/ Joseph R. Jenkins              Executive Vice                 May 30, 1997
--------------------------         President and
Joseph R. Jenkins                  Chief Financial
                                   Officer (Principal
                                   Financial Officer)



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



/s/ William J. Dieter              Senior Vice                    May 30, 1997
---------------------              President,
William J. Dieter                  Accounting and
                                   Chief Accounting
                                   Officer (Principal
                                   Accounting Officer)



/s/ Alexander Alexander            Director                       May 30, 1997
-----------------------
Alexander Alexander


/s/ Robert L. Burrus, Jr.          Director                       May 30, 1997
--------------------------
Robert L. Burrus, Jr.


/s/ Beverley E. Dalton             Director                       May 30, 1997
--------------------------
Beverley E. Dalton


/s/ Charles A. Davis               Director                       May 30, 1997
--------------------------
Charles A. Davis


/s/ Benjamin F. Edwards, III       Director                       May 30, 1997
----------------------------
Benjamin F. Edwards, III


/s/ Alan G. Fleischer              Director                       May 30, 1997
----------------------
Alan G. Fleischer


/s/ Nathaniel Krumbein             Director                       May 30, 1997
----------------------
Nathaniel Krumbein


/s/ Hyman Meyers                   Director                       May 30, 1997
----------------
Hyman Meyers


/s/ S. Sidney Meyers               Director                       May 30, 1997
--------------------------
S. Sidney Meyers


/s/ Lawrence N. Smith              Director                       May 30, 1997
--------------------------
Lawrence N. Smith


/s/ Eugene P. Trani                Director                       May 30, 1997
--------------------------
Eugene P. Trani


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                               Index to Exhibits
                               -----------------
                                                                          Page
                                                                          ----
 (4)(a) Registrant's Restated Articles of Incorporation filed as Exhibit 3(a) to Registrant's Annual
                      Report on Form 10-K for the fiscal year ended
                      February 28, 1990 (No. 1-8484) are incorporated herein by this reference.

    (b) Articles of Amendment to Registrant's Restated Articles of Incorporation filed as Exhibit 4 to Registrant's Form 8 (Amendment No. 5 to Form 8-A filed April 26, 1983) filed August 6, 1992 (No. 1-8484) are incorporated herein by this reference.

    (c) Articles of Amendment to Registrant's Restated Articles of Incorporation filed as Exhibit 3(c) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993 (No. 1-8484) are incorporated herein by this reference.

    (d) Articles of Amendment to Registrant's Restated Articles of Incorporation filed as Exhibit 3(d) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (No. 1-8484) are incorporated herein by this reference.

    (e) Registrant's Amended Bylaws filed as Exhibit 3(e) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1997 (No. 1-8484) are incorporated herein by this reference.

 (5)                  Opinion of McGuire, Woods, Battle & Boothe L.L.P.

(23)(a)               Consent of Deloitte & Touche L.L.P.

    (b)               Consent of McGuire, Woods, Battle & Boothe L.L.P.
                      (included in the opinion filed as Exhibit 5).

(24)                  Power of attorney (see signature page).



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(99)(a)               Heilig-Meyers 1994 Stock Option Plan filed
                      as Exhibit A to Registrant's Proxy
                      Statement dated May 3, 1994 (No. 1-8484) for its Annual Meeting of Stockholders held on June 15, 1994 is incorporated herein by this reference.

    (b) Amendment dated as of February 7, 1996 to the Heilig-Meyers 1994 Stock Option Plan.

    (c) Amendment dated as of December 18, 1996 to the Heilig-Meyers 1994 Stock Option Plan.



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